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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   APRIL 22, 1994
                                                         ----------------
                                                         (APRIL 22, 1994)


                         AMES DEPARTMENT STORES, INC.
            (Exact Name of Registrant As Specified In Its Charter)


                                    DELAWARE
                (State Or Other Jurisdiction Of Incorporation)


            1-5380                                 04-2269444
     (Commission File Number)          (IRS Employer Identification No.)


       2418 MAIN STREET; ROCKY HILL, CONNECTICUT             06067-0801
       (Address Of Principal Executive Offices)              (Zip Code)


                                (203) 257-2000
             (Registrant's Telephone Number, Including Area Code)


                               NOT APPLICABLE
        (Former Name Or Former Address, If Changed Since Last Report)










                           Exhibit Index on Page 4

                       Page 1 of 7 (Including Exhibit)

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ITEM 5:  OTHER EVENTS

         Beginning on April 22, 1994, Ames Department Stores, Inc. ("Ames" or the "Company") will distribute, to certain of its banks, committed lenders, principal trade vendors and factors, summaries of its unaudited financial results for the five and nine weeks ended April 2, 1994. These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein. The balance sheet as of April 2, 1994 is subject to possible debt reclassifications (in addition to the $32.9 million already reclassified to current for the Series D Notes) depending upon the status of the Company's new long-term financing commitment prior to the filing of its Form 10-K for the fiscal year ended January 29, 1994. The financing commitment, dated April 5, 1994, is subject to customary conditions and is for a three-year, $300 million financing facility. Further details of the new financing will be released upon final agreement.

         Compared with the projections contained in the Form 8-K dated February 17, 1994 (referred to herein as the "Plan"), sales for the five weeks ended April 2, 1994 were $2.5 million below Plan and EBITDA (as defined in Exhibit 20) was $1.2 million worse than Plan. In March, the sales shortfall was entirely in hardlines. The unfavorable EBITDA variance for March was primarily due to a lower-than-planned gross margin rate, partially offset by a gain on insurance proceeds of approximately $.7 million. Gross margin performance was hurt by higher-than-planned clearance markdowns in apparel. The EBIT and net loss for March and for the year-to-date period include a non-cash charge of $2.0 million resulting from an accrual for the value of unexercised stock appreciation rights. This non-cash charge was excluded from EBITDA. This expense was accrued because the market price of the Company's common stock as reported on NASDAQ appreciated above the exercise price of the stock appreciation rights.

         Sales for the nine weeks ended April 2, 1994 were $6.1 million below Plan; however, EBITDA was $.6 million better than Plan. The year-to-date sales shortfall against Plan was primarily due to the harsh winter weather in February and certain merchandise shortages resulting from the temporary closing of the Company's Leesport, PA distribution center. The unfavorable impact on the year-to-date EBITDA from the sales shortfall and from the lower gross margin rate for March discussed above was more than offset by lower-than-planned expenses and gains from the disposition of properties.

         As of April 2, 1994, inventories were $7.0 million above Plan, principally in hardline categories, primarily due to purchases required to replace certain inventories at Leesport. Trade payables were $52.2 million above Plan due primarily to the timing of payments and inventory shipments, some extended terms, and the Leesport reorders (most of which had extended terms). Outstanding borrowings under the Company's revolving line of credit as of April 2, 1994 were $36.4 million below Plan due, in part, to the above timing factors. The Company's unrestricted cash balance at April 2, 1994 was $9.9 million above Plan due, in part, to the timing of trade payments.

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         The Company is in compliance with all debt covenants through
         April 2, 1994.

         Ames is distributing the monthly results to its banks, committed lenders, principal trade vendors and factors to facilitate their credit analysis following the Company's emergence from bankruptcy. The summary results SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 30, 1993, the Company's most recent Form 10-Q for the third fiscal quarter ended October 30, 1993, the Company's Form 10-K to be filed for the fiscal year ended January 29, 1994, and the Company's Form 8-K dated February 17, 1994. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

         During the pendency of its reorganization case, Ames disclosed publicly its monthly results through filings with the Office of the U.S. Bankruptcy Trustee and continued to report publicly its monthly results during the fiscal year ended January 29, 1994. Although Ames expects to continue to make its monthly results public for the fiscal year ending January 28, 1995, Ames does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and Ames may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by Ames' independent certified accountants. Moreover, Ames does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit:  20     Unaudited Financial Summary Results for the Five
                          Weeks and Nine Weeks Ended April 2, 1994.

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                               INDEX TO EXHIBITS








      EXHIBIT NO.                  EXHIBIT                          PAGE NO.


         20           Unaudited Financial Summary Results for            6
                      the Five Weeks and Nine Weeks Ended
                      April 2, 1994

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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                           AMES DEPARTMENT STORES, INC.
                                                     Registrant





Dated:  April 21, 1994               By: /S/ PETER THORNER
                                         ----------------------------
                                           Peter Thorner
                                           President, Chief Operating
                                           Officer and Director



Dated:  April 21, 1994               By: /S/ WILLIAM C. NAJDECKI
                                         ----------------------------
                                           William C. Najdecki
                                           Senior Vice President,
                                           Chief Accounting Officer

















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